                     WARRANT PURCHASE AGREEMENT

     WARRANT PURCHASE AGREEMENT (the "Agreement") made as of October 31, 1995, by and among LABOR READY, INC., a Washington corporation (the "Company"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Seacoast"), and ALLIED INVESTMENT CORPORATION, a Maryland corporation, ALLIED INVESTMENT CORPORATION II, a Maryland corporation, and ALLIED CAPITAL CORPORATION II, a Maryland corporation (collectively, the "Allied Investors") (Seacoast and the Allied Investors are collectively referred to herein as the "Purchaser").

                          W I T N E S S E T H:

     WHEREAS, the Company and the Purchaser have entered into a Note Purchase Agreement (the "Note Agreement") dated of even date with this Agreement; and

     WHEREAS, the Company, the Purchaser and Glenn A. Welstad, John R. Coghlan and Coghlan Family Corporation, a Washington corporation (collectively the "Shareholders"), have entered into a Shareholder Agreement (the "Shareholder Agreement") dated of even date with this Agreement; and

     WHEREAS, the Purchaser is willing to enter into and consummate the transactions contemplated by the Note Agreement only if, among other things, the Company enters into, and performs under, this Agreement, and the Company and the Shareholders enter into, and perform under, the Shareholder Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company, intending to be legally bound, agree as follows:

                             Article I
                            Definitions

     As used in this Agreement, the following terms have the meanings indicated:

     Act.  This term is defined in Section 3.01(k).

     Additional Securities.  This term is defined in Section
2.08(a)(iv).

     Affiliate. With respect to any Person, (a) a Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (b) any Person of which such Person or such Person's spouse is an officer, director, security holder, partner, or, in the case of a trust, the beneficiary or trustee, and (c) any Person that is an officer, director, security holder, partner, or, in the case of a trust, the beneficiary or trustee of such Person. The term "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     Agreement.  This term is defined in the preamble.

     Allied Investors.  This term is defined in the preamble.

     Appraised Value. The value determined in accordance with the following procedures. For a period of 30 days after the date of a Valuation Event (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the Holders and the Company (the "Appraiser"). If the Holders and the Company cannot agree on an Appraiser within fifteen (15) days after the end of the Negotiation Period, the Company, on the one hand, and the Holders, on the other hand, shall each select an Appraiser within twenty-one (21) days after the end of the Negotiation Period and those two Appraisers shall select within twenty-five (25) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser shall be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parties to this Agreement. Appraised Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act and
(ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser will be borne equally by the Company and the Purchaser. In no event will the Appraised Value of the Common Stock or Other Securities be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class as the Other Securities, as the case may be, in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

     Appraiser. This term is defined in the definition of Appraised Value.

     Average Market Value. The average of the Closing Price for the security in question for the thirty (30) trading days immediately preceding the date of determination.

     Capital Stock. As to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, preferred stock, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

     Closing Date.  October 31, 1995.

     Closing Price.

     (a) If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System -- National Market System, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such trading day, the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm's length trading); or

     (b) If the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the Holders designate.

     Common Stock. The common stock, no par value, of the Company.

     Common Stock Equivalent. Any option, warrant, right, or similar security exercisable into, exchangeable for, or convertible to Common Stock.

     Commission. The Securities and Exchange Commission and any successor federal agency having similar powers.

     Company. Labor Ready, Inc. and any successor or assign, and, unless the context requires otherwise, the term Company includes any Subsidiary.

     Dilution Fee.  This term is defined in Article VII.

     Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     Exercise Price.  The price per share specified in Section
2.03 as adjusted from time to time pursuant to the provisions of this Agreement.

     Fair Market Value.

          (a) As to securities regularly traded in the organized securities markets, the Average Market Value; and

          (b) As to all securities (including, without limitation, the Issuable Warrant Shares) not regularly traded in the securities markets and other property, the fair market value of such securities or property as determined in good faith by the board of directors of the Company at the time it authorizes the transaction or if no authorization is required, at the time of the transaction requiring valuation, (a "Valuation Event") requiring a determination of Fair Market Value under this Agreement; provided, however, that, at the election of the Holders, the Fair Market Value of such securities and other property will be the Appraised Value.

     Forced Exercise Date.  This term is defined in Section 8.04.

     Forced Exercise Option.  This term is defined in Section
8.01.

     Forced Exercise Period.  This term is defined in Section
8.01.

     Holders. The Purchaser, and all Persons holding Registrable Securities, except that neither the Company nor any Shareholder nor any Affiliate of the Company or any Shareholder will at any time be a Holder. Unless otherwise provided in this Agreement, in each instance that either of the Purchasers is required to request or consent to an action, such Purchaser will be deemed to have requested or consented to such action if (a) with respect to Seacoast, the Holders of a majority in interest of the Registrable Securities initially issued to Seacoast on the date hereof so requests or consents and (b) with respect to the Allied Investors, the Holders of a majority in interest of the Registrable Securities initially issued to the Allied Investors on the date hereof so requests or consents.

     Indemnified Party.  This term is defined in Section 10.01.

     Initial Holders.  Seacoast, the Allied Investors and any
Affiliate of Seacoast or the Allied Investors to which any of the Warrants or any part of or interest in the Warrants is assigned.

     Intellectual Property.  This term is defined in Section
3.01(g).

     Issuable Warrant Shares.  Shares of Common Stock or Other
Securities issuable on exercise of the Warrants.

     Issued Warrant Shares.  Shares of Common Stock or Other
Securities issued on exercise of the Warrants.

     Kemper Agreement. That certain agreement between the Company and Everen Securities, Inc., formerly known as Kemper Securities, Inc., dated as of February 21, 1995, as amended on October 3, 1995, providing for the payment by the Company to Everen Securities, Inc. of a private placement fee and for the issuance by the Company to Everen Securities, Inc. of warrants to purchase 40,000 shares of Common Stock pursuant to the terms and conditions thereof.

     Material Adverse Effect. (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company taken as a whole or (b) the impairment of the ability of the Company to perform its obligations under this Agreement. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if such event and all other then existing events would result in a Material Adverse Effect.

     Negotiation Period. This term is defined in the definition of Appraised Value.

     New Securities. Any Capital Stock other than Warrant Shares and other than the Permitted Stock.

     Non-Compete Agreements. Collectively, (a) those certain Employment and Non-Compete Agreements dated as of October 31, 1995, by and between the Company and each of Glenn A. Welstad and Scott Sabo, (b) that certain Consulting and Non-Compete Agreement on or about the Closing Date, by and between the Company and John
R. Coghlan, and (c) any other non-compete agreement hereinafter entered into by and between the Company and any other officer, employee or consultant of the Company, and all renewals, modifications, amendments and supplements thereto.

     Note Agreement. This term is defined in the preamble and includes the Note Purchase Agreement of even date with this Agreement among the Company, the Purchaser and the other entities a party thereto, and all documents evidencing indebtedness thereunder or otherwise related to the Note Agreement as the same may be amended from time to time, and any refinancing, refunding, or replacements of the indebtedness under the Note Agreement.

     Notes.  All or any portion of any of the Senior Subordinated
Notes (as defined in the Note Agreement) and any and all documents evidencing the indebtedness under the Notes and any refinancing, refunding, or replacement of the Notes.

     Offering Price.  This term is defined in Section
2.08(a)(iv).

     Other Securities. Any stock, other securities, property, or other property or rights (other than Common Stock) that the Holders become entitled to receive upon exercise of the Warrants.

     Permitted Stock. Common Stock or options or warrants to acquire Common Stock issued or reserved for issuance to (a) Everen Securities, Inc. pursuant to the terms of the Kemper Agreement, and (b) present and future key management of the Company pursuant to a management incentive program, constituting, in the aggregate, ten percent (10%) or less of the outstanding Common Stock. In no event will (a) the number of shares of Permitted Stock issued or reserved for issuance, in the aggregate, exceed the lesser of the number of shares constituting ten percent (10%) of the outstanding Common Stock on (i) the date of this Agreement or (ii) the date issued, (b) the number of shares of Permitted Stock issued or reserved for issuance to any present and future key management of the Company during any calendar year exceed, in the aggregate, the lesser of the number of shares constituting two percent (2%) of the outstanding Common Stock on (i) the date of this Agreement or (ii) the date issued and (c) any shares of Permitted Stock issued to present and future key management of the Company be exercisable for a per share consideration less than eighty-five percent (85%) of the Fair Market Value per share of the Common Stock determined as of the date of issuance of such Permitted Stock.

     Person. This term will be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing).

     Purchaser.  This term is defined in the preamble.

     Qualifying Holder. The Initial Holders and any transferee of fifty percent (50%) or more of an Initial Holder's Issued
Warrant Shares or Issuable Warrant Shares.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     Registrable Securities.  (a) the Issuable Warrant Shares and
(b) the Issued Warrant Shares that have not been previously sold to the public.

     SEC Filings.  This term is defined in Section 3.01(l).

     Securities Act. The Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Senior Lender. This term means Concord Growth Corporation, a California corporation, and its successors and assigns, and any Person who replaces or refinances the Senior Loans (as defined in the Note Agreement) under the terms set forth in Section 7.1(c) of the Note Agreement.

     Shareholders.  This term is defined in the preamble.

     Shareholder Agreement. This term is defined in the preamble and includes the Shareholder Agreement dated as of the Closing Date between the Company, the Purchaser and the Shareholders in substantially the form attached to this Agreement as Annex A and incorporated in this Agreement by reference.

     Subsidiary. Each Person of which or in which the Company or its other Subsidiaries own directly or indirectly fifty-one percent (51%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

     Valuation Event. This term is defined in the definition of Fair Market Value.

     Warrants. The Warrants referred to in Section 2.01, dated as of the Closing Date, issued to Initial Holders, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrants.

     Warrant Shares.  The Issued Warrant Shares and the Issuable
Warrant Shares.

                            Article II
                            The Warrant

     2.01 The Warrant. On the Closing Date, each Purchaser severally agrees to purchase from the Company at the purchase price set forth beneath the name of such Purchaser on the signature page of this Agreement, and the Company agrees to issue to each Purchaser, a Warrant in substantially the form attached to this Agreement as Annex A and incorporated in this Agreement by reference to purchase the number of shares of Common Stock set forth beneath the name of each such Purchaser on the signature page of this Agreement, all in accordance with the terms and conditions of this Agreement.

     2.02	Legend.     The Company will deliver to each Purchaser
on the Closing Date one or more certificates representing the Warrant purchased by such Purchaser in such denominations as such Purchaser requests. Such certificates will be issued in the Purchaser's name or in the name or names of its designee or designees, as the case may be. It is understood and agreed that the certificates evidencing the Warrants will bear the following legend:

     "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS".

     "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF OCTOBER 31, 1995, BY AND AMONG LABOR READY, INC. (THE "COMPANY"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP ("SEACOAST"), ALLIED INVESTMENT CORPORATION ("AIC"), ALLIED INVESTMENT CORPORATION II ("AIC II") AND ALLIED CAPITAL CORPORATION II ("ACC II") AND A SHAREHOLDER AGREEMENT, DATED AS OF OCTOBER 31, 1995, BY AND AMONG THE COMPANY, SEACOAST, AIC, AIC II, ACC II AND THE SHAREHOLDERS OF THE COMPANY LISTED ON THE SIGNATURE PAGES THERETO (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

     2.03	Exercise Price.  The Exercise Price per share will be
$17.50 for each share of Common Stock covered by the Warrants, subject to adjustment as provided in this Section 2.03 and in
Section 2.08. In the event the Company fails to employ a Chief Financial Officer reasonably acceptable to the Purchaser on or before the one hundred eightieth (180th) day of the Closing Date, the Exercise Price for each share of Common Stock covered by the Warrants shall be reduced by $1.00 per share on such date (i.e. reduced from $17.50 to $16.50 per share). The Exercise Price for each share of Common Stock covered by the Warrants shall continue to be reduced by an additional $1.00 per share upon the expiration of each successive ninety (90) day period thereafter until such time as the Company has employed a Chief Financial
Officer reasonably acceptable to the Purchaser.

     2.04     Exercise.

           (a) Each of the Warrants may be exercised at any time or from time to time on or after the Closing Date and prior to the earlier of (i) the seventh (7th) anniversary of the Closing Date and (ii) six (6) years from the date the Notes are paid in full, on any day that is a business day, for all or any part of the number of Issuable Warrant Shares purchasable upon its exercise. In order to exercise any Warrant, in whole or in part, the Holder will deliver to the Company at the address designated by the Company pursuant to Section 10.06, (i) a written notice of such Holder's election to exercise its Warrant, which notice will specify the number of Issuable Warrant Shares to be purchased pursuant to such exercise, (ii) payment of the Exercise Price, in an amount equal to the aggregate purchase price for all Issuable Warrant Shares to be purchased pursuant to such exercise, and (iii) the Warrant. Such notice will be substantially in the form of the Subscription Form appearing at the end of the Warrants. Upon receipt of such notice, the Company will, as promptly as practicable, and in any event within five (5) business days, execute, or cause to be executed, and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock and Other Securities issuable upon such exercise, as provided in this Agreement. The stock certificate or certificates so delivered will be in such denominations as may be specified in such notice and will be registered in the name of such Holder, or such other name as designated in such notice. A Warrant will be deemed to have been exercised, such certificate or certificates will be deemed to have been issued, and such Holder or any other Person so designated or named in such notice will be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the Exercise Price and the Warrant, is received by the Company. If the Warrant has been exercised in part, the Company will, at the time of delivery of such certificate or certificates, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase a number of Issuable Warrant Shares with respect to which the Warrant has not been exercised, which new Warrant will, in all other respects, be identical with the Warrants, or, at the request of such Holder, appropriate notation may be made on the Warrant and the Warrant returned to such Holder.

          (b) Payment of the Exercise Price will be made, at the option of the Holder, by (i) company or individual check, certified or official bank check, (ii) cancellation of any debt owed by the Company to the Holder, or (iii) cancellation of Warrants, valued at Fair Market Value. If the Holder surrenders a combination of cash or cancellation of any debt owed by the Company to the Holder or Warrants, the Holder will specify the respective number of shares of Common Stock to be purchased with each form of consideration, and the foregoing provisions will be applied to each form of consideration with the same effect as if the Warrant were being separately exercised with respect to each form of consideration; provided, however, that a Holder may designate that any cash to be remitted to a Holder in payment of debt be applied, together with other monies, to the exercise of the portion of the Warrant being exercised for cash.

     2.05     Taxes.  The issuance of any Common Stock or Other
Securities upon the exercise of the Warrant will be made without charge to any Holder for any tax, other than income taxes assessed on such Holder, in respect of such issuance.

     2.06 Warrant Register. The Company will, at all times while any of the Warrants remain outstanding and exercisable, keep and maintain at its principal office a register in which the registration, transfer, and exchange of the Warrants will be provided for. The Company will not at any time, except upon the dissolution, liquidation, or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of any Warrant.

     2.07 Transfer and Exchange. Subject to compliance with the restrictions on transfer set forth in the legend prescribed by Section 2.02, the Warrants and all options and rights under the Warrants are transferable, as to all or any part of the number of Issuable Warrant Shares purchasable upon its exercise, by the Holders of the Warrants, in person or by duly authorized attorney, on the books of the Company upon surrender of the Warrants at the principal offices of the Company, together with the form of transfer authorization attached to the Warrants duly executed and, if requested by the Company, an opinion of Hughes & Luce, L.L.P. (or other counsel reasonably acceptable to the Company) to the effect that such transfer does not violate the registration requirements of the Securities Act. Absent any such transfer and subject to the terms and conditions of this Agreement, the Company may deem and treat the registered Holders of the Warrants at any time as the absolute owners of the Warrants for all purposes and will not be affected by any notice to the contrary. If any Warrant is transferred in part, the Company will, at the time of surrender of such Warrant, issue to the transferee a Warrant covering the number of Issuable Warrant Shares transferred and to the transferor a Warrant covering the number of Issuable Warrant Shares not transferred.

     2.08     Adjustments to Number of Shares Purchasable.

           (a) The Warrants will be exercisable for the number of shares of Common Stock in such manner that, following the complete and full exercise of the Warrant of each Holder, the amount of Common Stock issued to all Holders will equal the aggregate number of shares of Common Stock set forth beneath the names of the Purchaser on the signature pages of this Agreement, as adjusted, to the extent necessary, to give effect to the following events:

               (i) In case at any time or from time to time, the holders of any class of Common Stock or Common Stock
Equivalent have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) have become entitled to receive, without payment therefor:

                    (A)     consideration (other than cash) by
way of dividend or distribution; or

                    (B)     consideration (including cash) by way
of spin-off, split-up, reclassification (including any reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), recapitalization, combination of shares into a smaller number of shares, or similar corporate restructuring;

          other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Sections 2.08(a)(ii) and (iii)), then, and in each such case, the Holders, on the exercise of the Warrants, will be entitled to receive for each share of Common Stock issuable under the Warrants as of the record date fixed for such distribution, the greatest per share amount of consideration received by any holder of any class of Common Stock or Common Stock Equivalent or to which such holder is entitled less the amount of any Dilution Fee actually and irrevocably paid to such Holders. All such consideration receivable upon exercise of the Warrant with respect to such a distribution will be deemed to be outstanding and owned by such Holder for purposes of determining the amount of consideration to which such Holder is entitled upon exercise of the Warrant with respect to any subsequent distribution.

               (ii) If at any time there occurs any stock split, stock dividend, reverse stock split, or other subdivision of the Common Stock, then the number of shares of Common Stock to be received by the Holder of the Warrant and the Exercise Price, subject to the limitations set forth in this Agreement, will be proportionately adjusted.

               (iii)     In case of any reclassification or
change of outstanding shares of any class of Common Stock or Common Stock Equivalent (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any consolidation of the Company with, or merger or share exchange of the Company with or into, another Person, or in case of any sale of all or a majority of the property, assets, business, income or revenue generating capacity, or goodwill of the Company, the Company, or such successor or other Person, as the case may be, will provide in writing that the Holder of this Warrant will thereafter be entitled to receive, upon exercise of a Warrant, in lieu of each share of Common Stock otherwise issuable under this Warrant, the highest per share kind and amount of consideration received or receivable (including cash) upon such reclassification, change, consolidation, merger, share exchange, or sale by any holder of any class of Common Stock or Common Stock Equivalent that the Holder would have been entitled to receive if, immediately prior to such reclassification, change, consolidation, merger, share exchange, or sale (as adjusted pursuant to Section 2.08(a)(i) and otherwise in this Agreement) the Holder had exercised its Warrants in full. Any such successor Person, which thereafter will be deemed to be the Company for purposes of the Warrants, will provide for adjustments that are as nearly equivalent as may be possible to the adjustments provided for by this Section 2.08.

               (iv) If at any time the Company issues or sells any shares of any Common Stock or any Common Stock Equivalent (the "Additional Securities") at a per unit or share consideration which consideration will include the price paid upon issuance plus the minimum amount of any exercise, conversion, or similar payment made upon exercise or conversion of any Common Stock Equivalent (the "Offering Price"), less than the Exercise Price or the then current Fair Market Value per share of Common Stock immediately prior to the time such Additional Securities are issued or sold, then:

                    (A)     the Exercise Price will be reduced to
the lower of:

                         (I)     the Offering Price; and

                         (II)    the price determined by
multiplying the then existing Exercise Price by a fraction, the numerator of which is (x) the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale, multiplied by the Fair Market Value per share of Common Stock immediately prior to such issuance or sale, plus (2) the aggregate net consideration received by the Company upon such issuance or sale, divided by
(y) the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, and the denominator of which is the Fair Market Value per share of Common Stock immediately prior to such issuance or sale (for purposes of this subsection (II), the date as of which the Fair Market Value per share of Common Stock will be computed will be the earlier of the date upon which the Company (aa) enters into a firm contract for the issuance of such shares, or (bb) issues such shares); and

                    (B)     the number of shares of Common Stock
for which any of the Warrants may be exercised at the Exercise Price resulting from the adjustment described in subsection (A) above will be equal to the product of the number of shares of Common Stock purchasable under such Warrants immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price resulting from such adjustment.

               (v) In case any event occurs as to which the preceding Sections 2.08(a)(i) through (iv) are not strictly applicable, but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Agreement, then, in each such case, the Company may appoint an independent investment bank or firm of independent public accountants acceptable to the Holder in good faith, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Agreement, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly deliver a copy of such opinion to the Holder and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne by the Company.

          (b) The Company will not by any action including, without limitation, amending, or permitting the amendment of, the charter documents, bylaws, or similar instruments of the Company or through any reorganization, reclassification, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment or dilution. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock and Other Securities, free and clear of all liens, encumbrances, equities, and claims and (ii) use its best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under the Warrants. Without limiting the generality of the foregoing, the Company represents and warrants that the board of directors of the Company has determined the Exercise Price to be adequate and the issuance of the Warrants to be in the best interests of the Company.

          (c) Any calculation under this Section 2.08 will be made to the nearest one ten-thousandth of a share and the number of Issuable Warrant Shares resulting from such calculation will be rounded up to the next whole share of Common Stock or Other Securities comprising Issuable Warrant Shares.

          (d) The Company will not, and will not permit any Subsidiary to, issue any Capital Stock other than Common Stock and Common Stock Equivalents.

          (e) If the Company pays in full the Notes, including all principal and interest thereon, prior to the third anniversary of the Closing Date, the aggregate number of Issuable Warrant Shares shall be reduced by twenty percent (20%) (with such reduction calculated based upon the number of Issuable Warrant Shares at January 1, 1996), as adjusted from time to time consistent with the adjustments set forth in Section 2.08(a).

     2.09 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company will issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant will constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant is at any time enforceable by any Person.

     2.10 Stock Legend. The Warrants and the Warrant Shares have not been registered under the Securities Act or qualified under applicable state securities laws. Accordingly, unless there is an effective registration statement and qualification respecting the Warrants and the Warrant Shares under the Securities Act or under applicable state securities laws at the time of exercise of a Warrant, any stock certificate issued pursuant to the exercise of a Warrant will bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS AND (B) ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF OCTOBER 31, 1995 BY AND AMONG LABOR READY, INC. (THE "COMPANY"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP ("SEACOAST"), ALLIED INVESTMENT CORPORATION ("AIC"), ALLIED INVESTMENT CORPORATION II ("AIC II") AND ALLIED CAPITAL CORPORATION II ("ACC II") AND A SHAREHOLDER AGREEMENT, DATED AS OF OCTOBER 31, 1995, BY AND AMONG THE COMPANY, SEACOAST, AIC, AIC II, ACC II AND THE SHAREHOLDERS OF THE COMPANY LISTED ON THE SIGNATURE PAGES THERETO (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE COMPANY."

                            Article III
                  Representations and Warranties

     3.01     Representations and Warranties of the Company.  The
Company represents and warrants to the Purchaser that:

          (a) The Company is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and is qualified or licensed to do business in all other countries, states, and jurisdictions the laws of which require it to be so qualified or licensed and where the failure to be so qualified or licensed would have a Material Adverse Effect. Except as set forth on Schedule I, the Company has no Subsidiaries or debt or equity investment in any Person. Each Shareholder owns the equity interest of the Company set forth on
Schedule II, free and clear of all liens, claims, and encumbrances, and no Person has any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of the Company or the assets of the Company except pursuant to this Agreement or pursuant to the agreements described on Schedule III which grant warrants or options to any Persons other than Purchaser.

          (b) The Company has, and at all times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement, the Shareholder Agreement and the Warrants, and the officers of Company executing and delivering this Agreement, the Shareholder Agreement and the Warrants are duly authorized to do so. This Agreement, the Shareholder Agreement and the Warrants have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligations of Company and the Shareholders, enforceable in accordance with their respective terms.

          (c) The execution, delivery, and performance of this Agreement, the Shareholder Agreement and the Warrants will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws, or organizational documents of the Company or contained in any agreement, instrument, or document to which the Company is a party or by which it is bound.

          (d) As of the Closing Date, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, no par value, of which 3,878,415 shares are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock consisting of 1,052,242 authorized shares of Series A Cumulative Preferred Stock, of which 854,082 shares are issued and outstanding. 454,912 shares of Common Stock are reserved for issuance on exercise of the Warrants. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold, and delivered by Company free from preemptive rights, rights of first refusal, or similar rights and in compliance with applicable federal and state securities laws. Except pursuant to this Agreement and except for the Permitted Stock, the Company is not obligated to issue or sell any Capital Stock, and neither the Company nor the Shareholders are party to, or otherwise bound by, any agreement affecting the voting of any Capital Stock. Except for this Agreement, the Company is not, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock.

          (e)     The shares of Common Stock and other
consideration issuable on exercise of the Warrants have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants will be validly issued, fully paid, and nonassessable and free of preemptive rights, rights of first refusal, or similar rights.

          (f)     The Company has good, indefeasible,
merchantable, and marketable title to, and ownership of, all of its assets free and clear of all liens, pledges, security interests, claims, or other encumbrances except those in favor of the Senior Lender, and those pursuant to the Note Agreement.

          (g) The Company has the exclusive right to use all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, and copyrights used in or necessary or desirable to its business as presently, or presently proposed to be, conducted (the "Intellectual Property"), and, to the best of the Company's knowledge, the use by the Company of the Intellectual Property does not infringe the rights of any other Person. No other Person is infringing the rights of the Company in any of the Intellectual Property. The Company owes no royalties, honoraria, or fees to any Person by reason of its use of any of Intellectual Property.

          (h) There is not now, and at no time during the term of this Agreement will there be, any agreement, arrangement, or understanding involving the Company or the Shareholders, other than this Agreement and the documents contemplated hereby and thereby, modifying, restricting, or in any way affecting the rights of any security holder to vote securities of the Company.

          (i) Each of the representations and warranties made by the Company pursuant to the Note Agreement is true and correct.

          (j) None of the documents, instruments, or other information furnished to the Purchaser by the Company, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by the Company in this Agreement, the Note Agreement or in any document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Company or any of its Subsidiaries that has not been disclosed in the documents provided to the Purchaser.

          (k) The Company is a "small business concern" as defined in Section 103(5) of the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder (the "Act"), which for purposes of size eligibility meets the applicable criteria set forth in Section 121.802(a)(3) of Title 13 of the Code of Federal Regulations.

          (l) The Company has delivered to the Purchaser copies of (a) the Company's annual report on Form 10-K for the fiscal years ended December 31, 1993 and 1994, (b) the Company's quarterly reports on Form 10-Q for the periods ended March 31, 1995 and June 30, 1995, and (c) the Company's registration statement on Form S-1 dated August 11, 1995, and (d) the Company's proxy statement dated June 26, 1995, ((a), (b), (c) and
(d) are collectively referred to herein as the "SEC Filings"). All reports and filings required to be filed by the Company with the Commission during the last twelve (12) months have been timely filed with the Commission. The SEC Filings (a) were prepared in all material respects in accordance with the requirements of the Exchange Act, and the rules and regulations thereunder, and (b) did not at the time of filing contain any untrue statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements contained in the Company's SEC Filings present fairly in all material respects the consolidated financial position and results of operations and changes in shareholders' equity and changes in cash flow of the Company and its subsidiaries as of the dates and for the periods indicated therein in accordance with GAAP throughout the periods indicated. The Company has no outstanding liabilities or indebtedness not reflected on the balance sheet (known or unknown, absolute, accrued, contingent or otherwise) which are material to the financial condition or operating results of the Company on a consolidated basis.

     3.02     Representations and Warranties of the Purchaser.
Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to itself and not with respect to any other Purchaser:

          (a) It is a limited partnership or corporation, as the case may be, duly incorporated and existing and in good standing under the laws of the state of its organization.

          (b) It has the right and power and is duly authorized to enter into, execute, deliver, and perform this Agreement and the Shareholder Agreement, and its partners, officers or agents executing and delivering this Agreement and the Shareholder Agreement are duly authorized to do so. This Agreement and the Shareholder Agreement have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligation of the Purchaser, enforceable in accordance with their terms.

          (c) It (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; and (ii) has such knowledge, skill, and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Purchaser.

          (d) Except as otherwise contemplated by this Agreement, it is acquiring its Warrant and any securities issuable upon exercise of its Warrant for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

          (e) It agrees that the certificates representing its Warrant and any Issued Warrant Shares will bear the legends referenced in this Agreement, and such Warrant or securities issuable upon exercise of the Warrant will not be offered, sold, or transferred in the absence of registration or exemption under applicable securities laws.

          (f) It has had the opportunity to ask questions of and receive answers from officers of the Company, including Glen
A. Welstad and John R. Coghlan, the Company's President and Chief Executive Officer and Secretary and Treasurer, respectively, and the Company's accountants and legal counsel concerning the transactions contemplated hereby and by the Note Agreement. Purchaser's principal place of business is set forth in Section
10.06. Notwithstanding anything in this Section 3.2(f) to the contrary, nothing in this Section 3.2(f) shall affect any representation or warranty made by the Company in Section 3.1.

                             Article IV
                              Covenants

     The Company covenants and agrees as follows:

     4.01 Financial Statements. The Company will keep books of account and prepare financial statements and will cause to be furnished to the Purchaser or other Holder (all of the foregoing and following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis):

          (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1995, a certificate of an authorized officer of the Company in the form of the officer's certificate attached as Exhibit B to the Note Agreement.

          (b) As soon as available, a copy of each (i) financial statement, report, notice, or proxy statement sent by the Company to its shareholders; (ii) regular, periodic, or special report, registration statement, or prospectus filed by the Company with any securities exchange, state securities regulator, or the Commission; (iii) material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party or to which any of its assets is subject; (iv) press release or other statement made available generally by the Company or the Shareholders to the public generally concerning material developments in the business of the Company; and (v) a copy of all material correspondence, reports, and other information sent by the Company to any holder of any indebtedness, including, without limitation the Senior Lender.

          (c) Promptly, such additional information concerning the Company as any Holder may reasonably request, including, without limitation, (i) auditor management reports and audit "waive" lists and (ii) at any time that the Company fails to comply or is not required to comply with the financial reporting requirements of the Securities Act, copies of the financial statements and other information required under Section
6.1 of the Note Agreement, which financial statements and other information shall be delivered in the same form, for the same periods, and at the same intervals as required under Section 6.1 of the Note Agreement.

     4.02 Laws. The Company and the Shareholders will comply with all applicable statutes, regulations, and orders of the United States, domestic and foreign states, and municipalities, agencies, and instrumentalities of the foregoing applicable to the Company and the Shareholders.

     4.03 Board Observation and Membership. The Company will deliver to Purchaser a copy of the minutes of and all materials distributed at or prior to all meetings of the board of directors of the Company (including, without limitation, meetings of the executive committee), certified as true and accurate by the Secretary of the Company, promptly following each such meeting. The Company will (a) permit Seacoast, so long as Seacoast owns at least twenty percent (20%) or more of the Warrant Shares owned by it on January 1, 1996, to designate one (1) person to attend all meetings of the Company's board of directors and shareholders as an observer, (b) permit the Allied Investors, collectively, so long as the Allied Investors own, in the aggregate, at least twenty percent (20%) or more of the Warrant Shares owned by them on January 1, 1996, to designate one (1) person to attend all meetings of the Company's board of directors and shareholders as an observer (provided that if a representative of the Purchaser is serving as a member of the Company's board of directors, Purchaser shall be allowed to collectively designate only one (1) person to attend such meetings of the Company's board of directors and shareholders as an observer), (c) provide such designees not less than twenty-one (21) calendar days' actual notice of all regular meetings of the Company's board of directors and shareholders and two (2) business days' actual notice via facsimile of all special meetings of the Company's board of directors (provided that the approval at a duly-called meeting of the Company's Board of Directors of a schedule of dates of future regular meetings of the Company's Board of Directors shall satisfy the notice requirements of this Subsection (c) if (i) the Observer(s) is/are in attendance at such meeting and (ii) the approved schedule of dates is clearly reflected in the minutes of the meeting), (d) permit Purchaser, so long as Purchaser owns, in the aggregate, at least twenty percent (20%) or more of the Warrant Shares owned by it on January 1, 1996, to collectively designate one (1) person to serve as a member of the Company's board of directors provided, however, that the Purchaser will not have any obligation to designate or cause such individuals to serve on the Company's board of directors, and (e) provide to such designees a copy of all materials distributed at such meetings or otherwise to the Company's directors. Any failure by the Purchaser to designate such persons pursuant to Subsection (d) above will not constitute a failure to comply with this Agreement or result in any liability to the Purchaser. Such meetings shall be held in person at least quarterly, and the Company will cause its board of directors to call a meeting at any time upon the request of any such designated observer on two (2) occasions per calendar year on seven (7) calendar days' actual notice to the Company. The Company agrees to compensate such individuals referred to in Subsection (d) above in the same manner as each of the other members of the Company's board of directors and agrees to reimburse each individual referred to in Subsections (a), (b) and
(d) above for all reasonable expenses incurred in traveling to and from such meetings and attending such meetings. Notwithstanding anything to the contrary contained in this Agreement or in the Note Agreement, Company and Purchaser hereby agree and acknowledge that the number of persons who may be appointed by Purchaser to attend meetings of the Company's board of directors pursuant to this Section 4.03 (whether as observers or as members of the Company's board of directors) shall not be cumulative of the number of persons who may be appointed to by Purchaser to attend meetings of the Company's board of directors pursuant to Section 6.19 of the Note Agreement. Furthermore, this Section 4.03 shall not become effective until the payment in full of the Notes (prior to which time Section 6.19 of the Note Agreement shall govern Purchaser's board observation and membership rights).

     4.04 Certain Actions. Without the prior written consent of the Holders, which consent may be withheld in the sole discretion of the Holders, the Company will not:

          (a) permit to occur any amendment, alteration, or modification of the Articles of Incorporation or Bylaws of the Company, as constituted on the date of this Agreement, the effect of which, in the sole judgment of the Holders, would be to alter, impair, or affect adversely, either the rights and benefits of the Holders or the duties and obligations of Company or the Shareholders under this Agreement or the Warrants;

          (b) redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of the Capital Stock or capital stock or securities of any Affiliate of the Company, or any securities convertible or exchangeable into Capital Stock or capital stock or securities of any Affiliate of the Company;

          (c)     dissolve or liquidate, or effect any
consolidation or merger involving the Company or any Subsidiary (other than a merger in which the Company or its Subsidiary, as the case may be, is the surviving entity and the holders of each class of voting securities of the Company continue to hold a majority of each class of voting securities of the Company);

          (d) except for the issuance of Permitted Stock, enter into any transaction or transactions with any director, officer, employee, or shareholder of the Company, or any Affiliate or relative of the foregoing except upon terms that are fair and reasonable and that are, in any event, at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder, or Affiliate of the Company or any Affiliate or related party of the foregoing, or advance any monies to any such Persons, except for travel advances in the ordinary course of business;

          (e) materially modify or amend, or terminate or waive any provision of the Non-Compete Agreements or require Glenn A. Welstad to cease to perform the functions of chief executive office of the Company for reasons other than permanent disability;

          (f)     allow the aggregate par value of the Capital
Stock subject to the Warrants from time to time to exceed the price payable upon exercise of the Warrants, as adjusted from time to time; or

          (g) obligate itself or otherwise agree to take, permit or enter into any of the events described in subsections
(a) through (f) above.

     4.05 Records. The Company and each of its Subsidiaries will keep books and records of account in which full, true, and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     4.06 Accountants. The Company will retain independent public accountants who will certify the consolidated and consolidating financial statements of the Company at the end of each fiscal year, and in the event that the services of the independent public accountants so selected, or any firm of independent public accounts hereafter employed by Company, are terminated, the Company will promptly thereafter notify each Holder and upon the Holders' request, the Company will request the firm of independent public accountants whose services are terminated to deliver (without liability for such firm) to each Holder a letter of such firm setting forth the reasons for the termination of their services and in its notice to each Holder the Company will state whether the change of accountants was recommended or approved by the board of directors of the Company or any committee thereof.

     4.07 Existence. The Company will maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use Intellectual Property.

     4.08     Notice.

          (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of Capital Stock for the purpose of determining which of such holders are entitled to dividends, repurchases of securities or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock or other property or to receive any other right; or (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Capital Stock or any transfer of all or a majority of the assets, business, or revenue or income generating capacity of the Company, or consolidation, merger, share exchange, reorganization, or similar transaction involving the Company; or
(iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company; or (iv) any proposed issue or grant by the Company of any Capital Stock, or any right or option to subscribe for, purchase, or otherwise acquire any Capital Stock (other than the issue of Permitted Stock or Issuable Warrant Shares upon exercise of the Warrants), then, in each such event, the Company will deliver or cause to be delivered to the Holders a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record will be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of any class of Capital Stock will be entitled to exchange their shares of Capital Stock for securities or other property deliverable upon such event; (D) the amount and character of any Capital Stock, property, or rights proposed to be issued or granted, the consideration to be received therefor, and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made; and
(E) such other information as the Holders may reasonably request. Any such notice will be deposited in the United States mail, postage prepaid, at least twenty (20) days prior to the date therein specified, and notwithstanding anything in this Agreement or the Warrants to the contrary the Holders may exercise the Warrants within thirty (30) days from the receipt of such notice.

          (b)     If there is any adjustment as provided above in
Article II, or if any Other Securities become issuable in lieu of shares of such Common Stock upon exercises of the Warrants, the Company will immediately cause written notice thereof to be sent to the each Holder, which notice will be accompanied by a certificate of the chief financial officer of the Company setting forth in reasonable detail the basis for the Holders' becoming entitled to receive such Other Securities, the facts requiring any such adjustment in the number of shares receivable after such adjustment, or the kind and amount of any Other Securities so purchasable upon the exercise of the Warrants, as the case may be. At the request of any Holder and upon surrender of the Warrant of such Holder, the Company will reissue the Warrant of such Holder in a form conforming to such adjustments.

     4.09 Taxes. The Company will file all required tax returns, reports, and requests for refunds on a timely basis and will pay on a timely basis all taxes imposed on either of it or upon any of its assets, income, or franchises.

     4.10 Warrant Rights. The Company covenants and agrees that during the term of this Agreement and so long as any Warrant is outstanding, (a) the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock and Other Securities, to provide for the exercise in full of the rights represented by the Warrants and the exercise in full of the rights of the Holders under this Agreement; (b) the Company will not increase or permit to be increased the par value per share or stated capital of the Issuable Warrant Shares or the consideration receivable upon issuance of its Issuable Warrant Shares; and (c) in the event that the exercise of the Warrant would require the payment by the Holder of consideration for the Common Stock or Other Securities receivable upon such exercise of less than the par or stated value of such Issuable Warrant Shares, the Company and the Shareholders will promptly take such action as may be necessary to change the par or stated value of such Issuable Warrant Shares to an amount less than or equal to such consideration.

     4.11 Inspection. Subject to Section 10.17, at any reasonable time and from time to time, the Company will permit representatives of Purchaser to examine and make copies of the books and records of, and visit and inspect the properties of, the Company, and to discuss the business, operations, and financial condition of the Company with its respective officers and employees and with its independent certified public accountants The Company will promptly reimburse Purchaser for all reasonable expenses incurred by representatives of Purchaser in connection with such inspections.

     4.12 Small Business Investment Act. At the request of any Holder, the Company will promptly correct any defect, error or omission with respect to the Act that may be discovered in the contents of this Agreement or the documents executed in connection herewith or in the execution or acknowledgment thereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary for this Agreement and such other documents, and all transactions contemplated thereby, to comply with the Act.

                             Article V
                             Conditions

     The obligations of the Purchaser to effect the transactions contemplated by this Agreement are subject to the following conditions precedent:

     5.01 Opinion. The Purchaser will have received favorable opinions, dated the Closing Date, from Brad E. Herr, P.S., general counsel to the Company, and Preston Gates & Ellis, special counsel to the Company, covering matters raised by this Agreement and the Shareholder Agreement and such other matters as the Purchaser or their counsel may request, and otherwise in form and substance satisfactory to the Purchaser and its counsel.

     5.02 Note Agreement Conditions. All of the conditions precedent to the obligations of the Purchaser under the Note
Agreement will have been satisfied in full.

     5.03 Material Change. There will have occurred no material adverse change in the business, prospects, results, operations, or condition, financial or otherwise, of the Company.

     5.04 Representations and Agreements. Each representation and warranty of the Company set forth in this Agreement will be true and correct when made and as of the Closing Date, and the Company will have fully performed all covenants and agreements set forth in this Agreement to be performed by the Company on or prior to the date hereof.

     5.05 Proceedings; Consents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of this Agreement, will be satisfactory in form and substance to the Purchaser and their counsel, and the Purchaser and their counsel will have received certificates of compliance and copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that the Purchaser or such counsel may request in connection with the consummation of such transactions. All consents of any Person necessary to the consummation of the transactions contemplated by this Agreement will have been received, be in full force and effect, and not be subject to any onerous condition.

     5.06 Small Business Concern Documents. The Company will have completed, executed and delivered to the Purchaser a Size
Status Declaration on SBA Form 480, a Non-Discrimination
Certificate on SBA Form 652-D and shall have provided the Purchaser the information necessary to complete the Portfolio
Financing Report on SBA Form 1031.

     5.07     Shareholder Agreement.  The Company and the
Shareholders will have entered into the Shareholder Agreement with Purchaser.

                            Article VI
            Holders' Right to Purchase New Securities

     6.01 Right to Purchase New Securities. The Company will not issue or sell any New Securities without first complying with this Article VI. The Company hereby grants to each Holder the right to purchase, pro rata, all or any part of the New Securities that the Company may, from time to time, propose to sell or issue. In the event New Securities are offered or sold as part of a unit with other New Securities, the right granted by this Article VI will apply to such units and not to the individual New Securities composing such units. Each Holder's pro rata share for purposes of Article VI is the ratio that the number of shares of Common Stock issuable to such Holder upon exercise of its Warrant plus the number of shares of Common Stock that are Issued Warrant Shares owned by such Holder immediately prior to the issuance of the New Securities, bears to the sum of
(x) the total number of shares of Common Stock then outstanding, plus (y) the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding.

     6.02 Notice to Holders. In the event the Company proposes to issue or sell New Securities, it will give each Holder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue or sell the New Securities. Each Holder will have fifteen (15) days from the date of receipt of any such notice and such information as the Holders may reasonably request to facilitate their investment decision to agree to purchase up to its respective pro rata share of the New Securities for the price (valued at Fair Market Value for any noncash consideration) and upon the terms specified in the notice by giving written notice to the Company stating the quantity of New Securities agreed to be purchased.

     6.03 Allocation of Unsubscribed New Securities. In the event a Holder fails to exercise such right to purchase within such fifteen (15) day period, the other Holders, if any, will have an additional five (5) day period to purchase such Holder's portion not so agreed to be purchased in the same proportion in which such other Holders were entitled to purchase the New Securities (excluding for such purposes such nonpurchasing Holder). Thereafter, the Company will have ninety (90) days to sell the New Securities not elected to be purchased by the Holders at the same price and upon the same terms specified in the Company's notice described in Section 6.02. In the event the Company has not sold the New Securities within such ninety (90) day period, the Company will not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

                            Article VII
                           Dilution Fee

     In the event that, during the term of the Warrants, the Company pays any cash dividend or makes any cash distribution to any holder of any class of its Capital Stock with respect to such Capital Stock, each Holder of the Warrants will be entitled to receive in respect of its Warrant a dilution fee in cash (the "Dilution Fee") on the date of payment of such dividend or distribution, which Dilution Fee will be equal to the highest amount per share paid to any class of Capital Stock times the number of Issued Warrant Shares then owned by such Holder plus the number if Issuable Warrant Shares then owned by such Holder, less the amount of such dividend or distribution otherwise paid to such Holder as a result of its ownership of Common Stock.

                           Article VIII
                       Forced Exercise Option

     8.01 Grant of Option. Each Holder hereby severally grants to the Company an option to require such Holder to exercise, and each Holder is obligated to exercise under this option (the "Forced Exercise Option"), its Warrant. The Forced Exercise Option shall only be effective (i) after the fourth anniversary of the Closing Date, (ii) after the Notes have been paid in full, and (iii) if the closing price of the Common Stock has exceeded two hundred percent (200%) of the Exercise Price for the thirty (30) trading days ending five (5) days prior to the Company giving notice to each Holder pursuant to Section 8.03 hereof (the "Forced Exercise Period").

     8.02 Exercise Price. In the event that the Company exercises the Forced Exercise Option, each Holder shall pay to the Company, at the Forced Exercise Date (as defined below), the Exercise Price for each Issuable Warrant Share covered by its Warrant. The Exercise Price shall be paid, at the option of each Holder, in the same form(s) of consideration permitted under
Section 2.04(b) hereof; provided, however, that if any Holder fails to designate the form of consideration to be utilized to pay the Exercise Price, such Holder shall pay the Exercise Price by cancellation of its Warrant, valued at Fair Market Value.

     8.03 Exercise of Forced Exercise Option. The Forced Exercise Option may be exercised during the Forced Exercise Period with respect to all of the Warrants of all Holders, by the Company giving notice to each Holder during the Forced Exercise Period of the election of the Company to exercise the Forced Exercise Option, and the date of the Forced Exercise Date, which in any event shall be the thirtieth (30th) day after the date of such notice (unless such thirtieth day is not a business day in which case the Forced Exercise Date shall be held on the next succeeding business day). Notwithstanding anything contained in this Article VIII to the contrary, each Holder shall be permitted to exercise its Warrants pursuant to Section 2.04 at any time following receipt of notice that the Company intends to exercise the Forced Exercise Option and prior to the Forced Exercise Date.

     8.04 Forced Exercise Date. The closing for the forced exercise of all of the Warrants will take place at the office of the Company, on the date specified in such notice of exercise (the "Forced Exercise Date"). At the Forced Exercise Date, the Holders of the Warrants will deliver the Warrants to the Company. In consideration therefor, the Company will deliver to each Holder a certificate or certificates representing the aggregate number of full shares of Common Stock and Other Securities issuable upon the exercise of such Holder's Warrant. The Stock certificate or certificates so delivered will be in such denominations as may be specified by each Holder and will be registered in the name of such Holder, or such other name as designated by such Holder prior to the Forced Exercise Date. A Warrant will be deemed to have been exercised, such certificate or certificates will be deemed to have been issued, and such Holder or any other person so designated will be deemed to have become a holder of record of such shares for all purposes, as of the date of the Forced Exercise Date.

     8.05 Holdback Agreement. The Company agrees (i) not to effect any public sale or distribution during the period thirty
(30) days prior to the Forced Exercise Date and ending on the sixtieth (60th) day after the Forced Exercise Date, and (ii) to use their best efforts to cause each holder of the Company's equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public ale or distribution of such securities during such period.

                            Article IX
                             Liquidity

     9.01 Required Registration. At any time, each Qualifying Holder may, upon not more than one (1) occasion, make a written request to the Company requesting that the Company effect the registration of Registrable Securities. After receipt of such a request, the Company will, as soon as practicable, notify all Holders of such request and use its best efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by any Qualifying Holder for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof) of the Registrable Securities so registered. In no event will any Person other than a Holder be entitled to include any shares of Capital Stock in any registration statement filed pursuant to this Section 9.01.

     9.02 Incidental Registration. If the Company at any time proposes to file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form unless such forms are being used in lieu of or as the functional equivalent of, registration rights) for any class that is the same or similar to Registrable Securities, it will give written notice setting forth the terms of the proposed offering and such other information as the Holders may reasonably request to all holders of Registrable Securities at least thirty (30) days before the initial filing with the Commission of such registration statement, and offer to include in such filing such Registrable Securities as any Holder may request. Each Holder of any such Registrable Securities desiring to have Registrable Securities registered under this
Section 9.02 will advise the Company in writing within thirty
(30) days after the date of receipt of such notice from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company will thereupon include in such filing the number of Registrable Securities for which registration is so requested, and will use its best efforts to effect registration under the Securities Act of such Registrable Securities.

     Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of such offering deliver a written opinion to each Holder of such Registrable Securities that the success of the offering would be materially and adversely affected by the inclusion of the Registrable Securities requested to be included, then the amount of securities to be offered for the accounts of Holders will be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided, however, that if securities are being offered for the account of other persons as well as the Company, then with respect to the Registrable Securities intended to be offered to Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced will not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons (other than the Company) is reduced.

     9.03 Form S-3 Registrations. In addition to the registration rights provided in Sections 9.01 and 9.02 above, if at any time the Company is eligible to use Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, any Holder of Registrable Securities may request in writing that the Company register shares of Registrable Securities on such form. Upon receipt of such request, the Company will promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within thirty (30) days of receipt of the Company's notice) to have its Registrable Securities included in such registration pursuant to this Section 9.03. Thereupon, the Company will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities that the Company has so been requested to register by such Holder for sale. The Company will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes.

     9.04 Registration Procedures. In connection with any registration of Registrable Securities under this Article IX, the Company will, as soon as practicable:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of such time as all Registrable Securities subject to such registration statement have been disposed of or the expiration of two hundred seventy (270) days (except with respect to registrations effected on Form S-3 or any successor form, as to which no such period shall apply);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of or the expiration of two hundred seventy (270) days (except with respect to registrations effected on Form S-3 or any successor form, as to which no such period shall apply);

          (c) furnish to each Holder such number of copies of the registration statement and prospectus (including, without limitation, a preliminary prospectus) in conformity with the requirements of the Securities Act (in each case including all exhibits) and each amendment or supplement thereto, together with such other documents as any Holder may reasonably request;

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder reasonably requests, and do such other acts and things as may be reasonably required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

          (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as practicable, an earnings statement covering the period of at least twelve months beginning with the first month after the effective date of such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act;

          (f) provide and cause to be maintained a transfer agent and registrar for Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

          (g) if requested by the underwriters for any underwritten offering or Registrable Securities on behalf of a Holder of Registrable Securities pursuant to a registration requested under Section 9.01, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions with respect to indemnities and contribution as are reasonably satisfactory to such underwriters and the Holders; the Holders on whose behalf Registrable Securities are to be distributed by such underwriters will be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such Holders of Registrable Securities; and no Holder of Registrable Securities will be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable and customary representations, warranties, or agreements regarding such Holder, such Holder's Registrable Securities, such Holder's intended method or methods of disposition, and any other representation required by law;

          (h) furnish, at the written request of any Holder, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion in form and substance reasonably satisfactory to such Holders, and addressing matters customarily addressed in underwritten public offerings, of the counsel representing the Company for the purposes of such registration (who will not be an employee of the Company and who will be satisfactory to such Holders), addressed to the underwriters, if any, and to the selling Holders; and (ii) a letter (the "comfort letter") in form and substance reasonably satisfactory to such Holders, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the selling Holders making such request (and, if such accountants refuse to deliver the comfort letter to such Holders, then the comfort letter will be addressed to the Company and accompanied by a letter from such accountants addressed to such Holders stating that they may rely on the comfort letter addressed to the Company); and

          (i) during the period when the registration statement is required to be effective, notify each selling Holder of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     It will be a condition precedent to the obligation of the Company to take any action pursuant to this Article IX in respect of the Registrable Securities that are to be registered at the request of any Holder of Registrable Securities that such Holder furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as is legally required in connection with the action taken by the Company. The managing underwriter or underwriters, if any, for any offering of Registrable Securities to be registered pursuant to Section 9.01 or 9.03 will be selected by the Holders of a majority of the Registrable Securities being so registered.

     9.05 Allocation of Expenses. Except as provided in the following sentence, the Company will bear all expenses arising or incurred in connection with any of the transactions contemplated by this Article IX, including, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc.; (b) registration fees; (c) printing expenses; (d) accounting and legal fees and expenses; (e) expenses of any special audits or comfort letters incident to or required by any such registration or qualification; and (f) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification. Each Holder will severally bear the expense of its underwriting fees, discounts, or commissions relating to its sale of Registrable Securities.

     9.06 Listing on Securities Exchange. If the Company lists any shares of Capital Stock on any securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System or similar system, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all Registrable Securities.

     9.07 Holdback Agreements.

          (a) If any registration pursuant to Section 9.02 is in connection with an underwritten public offering, each Holder of Registrable Securities agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) during the period beginning seven (7) days prior to the effective date of such registration statement and ending on the one hundred eightieth (180th) day after the effective date of such registration statement; provided, however, that the Shareholders and each Person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of Capital Stock enters into such an agreement.

          (b) The Company and the Shareholders agree (i) not to effect any public sale or distribution during the period seven
(7) days (or such longer period as may be prescribed by Rule 10b-6 under the Exchange Act) prior to the effective date of the registration statement employed in any underwritten public offering and ending on the one hundred eightieth (180th) day after any such registration statement contemplated by Sections
9.01 or 9.03 has become effective, except as part of such underwritten public offering pursuant to such registration statement and except pursuant to securities registered on Forms S-4 or S-8 of the Commission or any successor forms, and (ii) use their best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period.

     9.08 Rule 144. The Company will, at all times during the terms of this Agreement, take such action as any Holder may reasonably request, all to the extent required from time to time, to enable such Holder to sell shares of Registrable Securities without registration pursuant to and in accordance with (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     9.09 Rule 144A. The Company agrees that, upon the request of any Holder or any prospective purchaser of a Warrant or Warrant Shares designated by a Holder, the Company will promptly provide (but in any case within fifteen (15) days of a request) to such Holder or potential purchaser, the following information:

          (a) a brief statement of the nature of the business of the Company and any Subsidiaries and the products and services they offer;

          (b) the most recent consolidated balance sheets and profit and losses and retained earnings statements, and similar financial statements of the Company for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information will be audited, to the extent reasonably available); and

          (c) such other information about the Company, any Subsidiaries, and their business, financial condition, and results of operations as the requesting Holder or purchaser of such Warrants requests in order to comply with Rule 144A, as amended, and the antifraud provisions of the federal and state securities laws.

The Company hereby represents and warrants to any such requesting Holder and any prospective purchaser of Warrants or Warrant Shares from such Holder that the information provided by the Company pursuant to this Section 9.09 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     9.10 Form S-3 Required Registration. As soon as the Company is eligible to use Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, the Company will register all shares of Registrable Securities owned by the Holders on such form. The Company will promptly notify all holders of Registrable Securities in writing at such time that it is eligible to use Form S-3 (or any successor form) for registration of Secondary Sales of Registrable Securities, and thereafter, upon the request of Holders representing a majority in interest of the Registrable Securities, the Company will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities owned by the Holders. The Company will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes. In connection with any registration of Registrable Securities under this Section 9.10, the Company will comply with Section 9.04 hereof.

     9.11     Limitations on Subsequent Registration Rights.
From and after the date of this Agreement, the Company will not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 9.01, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the effectiveness of the first registration statement effected under Section 9.01 or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 9.01.

     9.12 No Impairment of Registration Rights. The Company and the Shareholders will not avoid or seek to avoid the observance or performance of any of the terms of this Article IX, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holders under this Article IX from dilution or impairment.

     9.13 Survivability of Demand Registration Rights. Notwithstanding anything contained herein to the contrary, if the Company has registered all shares of Registrable Securities owned by the Holders on Form S-3 pursuant to Section 9.10 and for so long as the Company is complying with all of its obligations under Section 9.10, no Holder shall be entitled to the benefits of Sections 9.01, 9.02 or 9.03 hereof.

                             Article X
                           Miscellaneous

     10.01 Indemnification. In addition to any other rights or remedies to which the Purchaser and the Holders may be entitled, the Company agrees to and will indemnify and hold harmless the Purchaser, the Holders, and their Affiliates and their respective successors, assigns, officers, directors, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, attorneys' fees, and expenses), including, without limitation, those arising out of the sole or contributory negligence of any Indemnified Party, that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Company under this Agreement, the Shareholder Agreement, or under any other agreement to which the Company is a party in connection with this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser or the Holders under this Agreement.

     10.02 Default. It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nondefaulting party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach or threatened breach or to refrain from a continuation of any actual breach.

     10.03 Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, the Shareholders, and each Holder.

     10.04 Headings. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

     10.05 Severability. The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

     10.06 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

     If to the Purchaser, at:     Seacoast Capital Partners
                                  Limited Partnership
                                  c/o Seacoast Capital
                                  Corporation
                                  55 Ferncroft Road
                                  Danvers, Massachusetts  01923
                                  Attention:  Thomas W. Gorman
                                  Facsimile:  (508) 750-1301

                                 Allied Investment Corporation
                                 1666 K Street, N.W.
                                 Suite 901
                                 Washington D.C.  20006
                                 Attn:  George Stelljes III
                                 Facsimile:  (202) 659-2053

                                 Allied Investment Corporation II
                                 1666 K Street, N.W.
                                 Suite 901
                                 Washington D.C.  20006
                                 Attn:  George Stelljes III
                                 Facsimile:  (202) 659-2053

                                 Allied Capital Corporation II
                                 1666 K Street, N.W.
                                 Suite 901
                                 Washington, D.C. 20006
                                 Attn:  George Stelljes III
                                 Facsimile:  (201) 659-2053

      with courtesy copies to:    Hughes & Luce, L.L.P.
                                  1717 Main Street
                                  Suite 2800
                                  Dallas, Texas  75201
                                  Attn:  Larry A. Makel, Esq.
                                  Facsimile:  214-939-6100

                                  Dickstein Shapiro & Morin
                                  2101 L Street, N.W.
                                  Suite 800
                                  Washington, D.C. 20037
                                  Attn:  David Parker
                                  Facsimile:  (202) 887-0689

      If to the Company, at:      Labor Ready, Inc.
                                  2156 Pacific Avenue South
                                  Tacoma, Washington  98402
                                  Attn:  Glenn A. Welstad
                                  Facsimile:  (206) 383-9311

      with courtesy copies to:    Preston Gates & Ellis
                                  701 5th Avenue, Suite 5000
                                  Seattle, Washington  98104
                                  Attn: Mark Beatty, Esq.
                                  Facsimile: (206) 623-7022

                                  Brad E. Herr, P.S.
                                  2150 North Pines, Suite 202
                                  Spokane, Washington  99206
                                  Facsimile: (509) 928-9338

or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

     Failure or delay in delivering courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

     No notice, demand, request, consent, approval, declaration or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

     10.07 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided that the Purchaser will have the right to assign its rights under this Agreement in connection with any transfer of the Warrants or Warrant Shares to not more than twenty (20) Persons.

     10.08 Remedies. The failure of any party to enforce any right or remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

     10.09 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (a) Seacoast shall not be entitled to the benefits of this Agreement at such time that it (i) no longer owns a Warrant and (ii) owns less than twenty percent (20%) of the Warrant Shares owned by it on the Closing Date, (b) no Allied Investor shall be entitled to the benefits of this Agreement at such time that (i) no Allied Investor holds a Warrant and (ii) the Allied Investors own, in the aggregate, less than twenty percent (20%) of the Warrant Shares owned by them, collectively, on the Closing Date, and (c) a Holder (other than Seacoast or the Allied Investors) shall not be entitled to the benefits of this Agreement at such time that it (i) no longer owns a Warrant and (ii) owns less than ten percent (10%) of the Warrant Shares.

     10.10     Fees.  Subject to the second sentence of this
Section 10.10, any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will be borne and paid by the Company within ten
(10) days of demand by the Holders. Notwithstanding the foregoing, with respect to any actions or proceedings solely between any Holder and the Company arising out of or in connection with this Agreement, the prevailing party shall recover, within ten (10) days of demand, any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, reasonably incurred in connection with the defense or prosecution of any such actions or proceedings.

     10.11 Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

     10.12 Other Business. It is understood and accepted that the Purchaser, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company agrees that all business opportunities in any field substantially related to the business of the Company will be pursued exclusively through the Company.

     10.13 Choice of Law. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED, AND ACCEPTED BY THE PARTIES IN THE COMMONWEALTH OF MASSACHUSETTS, WILL BE DEEMED TO HAVE BEEN MADE IN THE COMMONWEALTH OF MASSACHUSETTS, AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

     10.14 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner of such Registrable Securities, the beneficial owner of Registrable Securities may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities. In no event will a Holder be required to exercise the Warrants as a condition to the registration of such Warrant or Registrable Securities thereunder.

     10.15 Duties Among Holders. Each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

     10.16 Small Business Investment Act. This Agreement, the other purchase documents executed in connection herewith, and all transactions contemplated hereby and thereby are subject to the provisions of the Act, and shall be governed thereby to the extent of any conflict therewith.

     10.17 Confidentiality. Each Purchaser and each Holder agrees to keep confidential any information delivered by the Company to such Person under this Agreement; provided, however, that nothing in this Section 10.17 will prevent such Person from disclosing such information (a) to any Affiliate of such Person or any actual or potential purchaser, participant, assignee, or transferee of such Person's rights or obligations hereunder that agrees to be bound by the terms of this Section 10.17, (b) upon order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Person, (d) that is in the public domain otherwise than through the breach of this Section 10.17 by any such Person, (e) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party without breach by such Person of a confidentiality obligation known to such Person, (f) in connection with the exercise of any remedy under this Agreement, (g) to the certified public accountants of such Person, or (h) to the Senior Lender pursuant to the terms of the Senior Subordination Agreement (as defined in the Note Agreement). The Company agrees that such Person will be presumed to have met its obligations under this Section 10.17 to the extent that it exercises the same degree of care with respect to information provided by the Company as it exercises with respect to its own information of similar character.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


COMPANY:

LABOR READY, INC.


By:
Name: Glenn A. Welstad
Title:  Chief Executive Officer


PURCHASER:

SEACOAST CAPITAL PARTNERS
LIMITED PARTNERSHIP

By:     Seacoast Capital Corporation,
        its general partner


     By:
     Name:  Thomas W. Gorman
     Title:  Vice President


55 Ferncroft Road
Danvers, Massachusetts  01923
Attn: Thomas W. Gorman
Facsimile: (508) 750-1301

Number of Warrant Shares: 227,456 shares
Purchase Price:  $23


ALLIED INVESTMENT CORPORATION


By:
Name:    George Stelljes III
Title:   Senior Vice President

1666 K Street, N.W., Suite 901
Washington D.C.  20006
Attn: George Stelljes III
Facsimile:  (202) 659-2053

Number of Warrant Shares:  120,552 shares
Purchase Price:  $12

ALLIED INVESTMENT CORPORATION II


By:
Name:   George Stelljes III
Title:  Senior Vice President

1666 K Street, N.W., Suite 901
Washington D.C.  20006
Attn: George Stelljes III
Facsimile:  (202) 659-2053

Number of Warrant Shares:  59,138 shares
Purchase Price:  $6

ALLIED CAPITAL CORPORATION II


By:
Name:   George Stelljes III
Title:  Senior Vice President

1666 K Street, N.W., Suite 901
Washington D.C.  20006
Attn: George Stelljes III
Facsimile:  (202) 659-2053

Number of Warrant Shares:  47,766 shares
Purchase Price:  $5